Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces First Quarter 2021 Financial Results

•Record net revenue of $209.4 million, up 8% sequentially and up 238% year-on-year
•Delivers strong results driven by Infrastructure and Broadband product revenues

Carlsbad, Calif. – April 28, 2021 – MaxLinear, Inc. (NYSE: MXL), a leading provider of RF, analog, digital and mixed-signal integrated circuits, today announced financial results for the first quarter ended March 31, 2021.

First Quarter Financial Highlights
GAAP basis:
•Net revenue was $209.4 million, up 8% sequentially, and up 238% year-on-year.
•GAAP gross margin was 53.4%, compared to 42.7% in the prior quarter, and 49.6% in the year-ago quarter.
•GAAP operating expenses were $101.8 million in the first quarter 2021, or 49% of net revenue, compared to $106.7 million in the prior quarter, or 55% of net revenue, and $50.9 million in the year-ago quarter, or 82% of net revenue.
•GAAP income from operations was 5% of revenue, compared to loss from operations of 12% in the prior quarter, and loss from operations of 32% in the year-ago quarter.
•Net cash flow provided by operating activities was $40.3 million, compared to net cash flow provided by operating activities of $74.3 million in the prior quarter, and net cash flow provided by operating activities of $6.6 million in the year-ago quarter.
•GAAP diluted earnings per share was $0.05, compared to diluted loss per share of $0.33 in the prior quarter, and diluted loss per share of $0.21 in the year-ago quarter.
Non-GAAP basis:
•Non-GAAP gross margin was 58.6%. This compares to 57.8% in the prior quarter, and 63.8% in the year-ago quarter.
•Non-GAAP operating expenses were $72.6 million, or 35% of revenue, compared to $75.8 million or 39% of revenue in the prior quarter, and $31.7 million or 51% of revenue in the year-ago quarter.
•Non-GAAP income from operations was 24% of revenue, compared to 19% in the prior quarter, and 13% in the year-ago quarter.
•Non-GAAP diluted earnings per share was $0.55, compared to diluted earnings per share of $0.39 in the prior quarter, and diluted earnings per share of $0.07 in the year-ago quarter.

Recent Business Highlights

•Announced that MaxLinear joined the O-RAN Alliance and will be actively contributing to the development of open, standards-based 5G mobile network architectures.
•Announced MaxLinear's collaboration with Facebook Connectivity on Evenstar OpenRAN Solutions.
•Announced MaxLinear's collaboration with NI to simplify validation of wideband power amplifiers for 5G networks, giving RF Design Validation Engineers a streamlined test and measurement approach.
•Announced industry's first quad-port PHY optimized for 2.5GBASE-T enabling cost effective 2.5G Ethernet multiport applications.
•Announced the release of MaxLinear's G.hn Spirit Grid software designed for large-scale, multi-hop, high-speed, low-latency industrial IoT (IIoT) applications and support for up to 250 end points with one network controller.
•Announced partnership with Inango Systems to allow internet service providers to deploy high-value software services faster.

Management Commentary

“In the first quarter, we posted record revenue, up 8% sequentially, due to strong demand for infrastructure and broadband access products. Solid demand for our broadband access and connectivity products is being driven by a combination of end-market strength and company-specific drivers including silicon content increases and share gains. Our cash flow from operations was approximately $40.3 million with non-GAAP gross margin of 58.6% in the quarter. In Q1, we also started mass production shipments of our 5G 4x4 radio transceiver SoCs. Despite the anticipated challenging manufacturing supply-chain dynamics throughout the rest of the year, owing to the strong demand backdrop for our connectivity and broadband access business, combined with the expected revenue contributions from the continued ramp of our infrastructure products in the latter half of 2021, we feel increasingly confident in the Company’s outlook for the remainder of this year and heading into 2022,” commented Kishore Seendripu, Ph.D., Chairman and CEO.
Second Quarter 2021 Business Outlook

The company expects revenue in the second quarter 2021 to be approximately $200 million to $210 million. The Company also estimates the following:
•GAAP gross margin of approximately 52.5% to 54.5%;
•Non-GAAP gross margin of approximately 58% to 60%;
•GAAP operating expenses of approximately $102.5 million to $106.5 million;
•Non-GAAP operating expenses of approximately $73 million to $77 million;
•GAAP interest and other expense of approximately $3.9 million to $4.1 million; and
•Non-GAAP interest and other expense of approximately $3.8 million to $4.0 million.
Webcast and Conference Call

MaxLinear will host its first quarter financial results conference call today, April 28, 2021 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-407-3109 / International: 1-201-493-6798. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at https://investors.maxlinear.com, and will be archived and available after the call at https://investors.maxlinear.com until May 12, 2021. A replay of the conference call will also be available until May 12, 2021 by dialing US toll free: 1-877-660-6853 / International: 1-201-612-7415 and Conference ID#: 13719103.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including specifically our current guidance for second quarter 2021 revenue, gross margins, and operating expenses as well as statements with respect to confidence in the Company’s outlook for the balance of 2021 and into 2022) and statements concerning expectations of potential developments in our target markets, including (without limitation) management’s views with respect to the prospects for and trends in our broadband, connectivity and 5G wireless and fiber-optic high-speed interconnect infrastructure markets. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. In particular, our future operating results are substantially dependent on our assumptions about market trends and conditions and our expectations with respect to the impact of our acquisitions of the Home Gateway Platform Division of Intel Corporation, which we refer to as the Wi-Fi and Broadband assets business and NanoSemi, Inc. In addition, we have incurred incremental acquisition-related indebtedness, which enhances specific risks relating to our ability to service interest and principal payments on our combined indebtedness and limitations on our operating flexibility based on financial and operating covenants in the applicable term loan agreements, including (without limitation) debt covenant restrictions that may limit our ability to obtain additional financing, issue guarantees, create liens, make certain restricted payments or repay certain obligations or to pursue future acquisitions. Additional risks and uncertainties affecting our business and future operating results include, without limitation, the on-going impact of the COVID-19 pandemic, including whether and the extent to which we will continue to benefit from work-from-home and similar initiatives as the pandemic abates and conditions begin to normalize; the adverse impact of the pandemic and global semiconductor chip shortage on our operations around the world; increasing supply chain risks within our industry, including increases in shipping and material costs and substantial shipping delays resulting in extended lead-times; risks associated with our ability to realize improved profitability from our Wi-Fi and Broadband assets business; intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; potential uncertainties arising from continued consolidation among cable television and satellite operators in our target markets and continued consolidation among competitors within the semiconductor industry generally; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry; our reliance on a limited number of third party manufacturers; our lack of long-term supply contracts and dependence on limited sources of supply, which may be adversely affected by the pandemic; uncertainties concerning how end user markets for our products will develop, including in particular markets we have entered more recently such as broadband and Wi-Fi and 5G wireless and fiber-optic data center high-speed interconnect infrastructure markets but also existing markets which we previously referred to as connected home; and uncertainties concerning the outcome of global trade negotiations, export control limitations, and heightened geopolitical risks generally.
In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 11, 2021, and our Current Reports on Form 8-K, as well as the information to be set forth under the caption “Risk Factors” in MaxLinear’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which we expect to file soon. All forward-looking statements are based on the estimates, projections and assumptions of management as of April 28, 2021, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, operating expenses, operating expenses as a percentage of revenue, income from operations as percentage of revenue, and diluted earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense; (ii) accruals related to our performance based bonus plan for 2021, which we currently intend to settle in shares of our common stock; (iii) accruals related to our performance based bonus plan for 2020, which we settled in shares of common stock in 2021; (iv) amortization of inventory fair value adjustments; (v) amortization of purchased intangible assets; (vi) depreciation of fixed asset fair value adjustments; (vii) acquisition and integration costs related to our acquisitions; (viii) professional fees and settlement costs related to IP and commercial litigation matters; (ix) severance and other restructuring charges; (x) impairment losses on intangible assets; (xi) other non-recurring interest and other income (expenses), net attributable to acquisitions and (xii) non-cash income tax benefits and expenses. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Bonuses under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for all periods reported. Bonus payments for the 2020 performance periods were settled through the issuance of shares of common stock under our equity incentive plans in March 2021. We currently expect that bonus awards under our fiscal 2021 program will be settled in common stock in the first quarter of fiscal 2021.
Expenses incurred in relation to acquisitions include amortization of inventory fair value adjustments, amortization of purchased intangible assets, depreciation of fixed asset fair value adjustments, acquisition and integration costs primarily consisting of professional and consulting fees, and amortization of discount on deferred purchase price payments to interest expense.
Impairment losses relate to certain intangible assets.
Restructuring charges incurred are related to our restructuring plans which eliminate redundancies and primarily include severance and restructuring costs related to impairment of leased right-of-use assets or from exiting certain facilities.
Expenses incurred in relation to our intellectual property and commercial litigation include professional fees incurred.
Income tax benefits and expense adjustments are those that do not affect cash income taxes payable.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, particularly related to stock-based compensation and its related tax effects as well as potential impairments, we have not provided a reconciliation for non-GAAP guidance provided for the second quarter 2021.
About MaxLinear, Inc.
MaxLinear, Inc. (NYSE:MXL) is a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits for access and connectivity, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Steven Litchfield
Tel: 949-333-0080
IR@maxlinear.com

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Net revenue	$209,359	$194,716	$62,027
Cost of net revenue	97,640	111,629	31,265
Gross profit	111,719	83,087	30,762
Operating expenses:
Research and development	63,166	70,504	25,689
Selling, general and administrative	36,469	36,238	24,632
Impairment losses	—	—	86
Restructuring charges	2,166	—	489
Total operating expenses	101,801	106,742	50,896
Income (loss) from operations	9,918	(23,655)	(20,134)
Interest income	—	126	225
Interest expense	(4,206)	(4,724)	(2,476)
Other income (expense), net	(104)	(550)	180
Total interest and other income (expense), net	(4,310)	(5,148)	(2,071)
Income (loss) before income taxes	5,608	(28,803)	(22,205)
Income tax provision (benefit)	1,806	(4,131)	(6,736)
Net income (loss)	$3,802	$(24,672)	$(15,469)
Net income (loss) per share:
Basic	$0.05	$(0.33)	$(0.21)
Diluted	$0.05	$(0.33)	$(0.21)
Shares used to compute net income (loss) per share:
Basic	74,852	74,335	72,039
Diluted	78,283	74,335	72,039

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Operating Activities
Net income (loss)	$3,802	$(24,672)	$(15,469)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization and depreciation	22,325	22,694	16,733
Impairment losses	—	—	86
Amortization of inventory fair value adjustments	—	18,500	—
Amortization of debt issuance costs and accretion of discount on debt and leases	844	815	410
Stock-based compensation	12,955	14,540	6,827
Deferred income taxes	541	(13,235)	(6,208)
Loss on disposal of property and equipment	368	—	—
Impairment of leasehold improvements	226	—	163
Impairment of leased right-of-use assets	429	—	44
(Gain) loss on foreign currency and other	21	914	(246)
Excess tax (benefits) deficiencies on stock based awards	(1,809)	(147)	94
Changes in operating assets and liabilities:
Accounts receivable	(20,079)	37,736	5,615
Inventory	5,658	(11,657)	353
Prepaid expenses and other assets	29,860	(4,597)	1,443
Leased right-of-use assets	36	36	640
Accounts payable, accrued expenses and other current liabilities	(22,032)	(10,099)	(785)
Accrued compensation	1,376	9,485	3,361
Accrued price protection liability	7,299	29,280	(4,537)
Lease liabilities	(2,002)	(2,111)	(1,430)
Other long-term liabilities	454	6,787	(446)
Net cash provided by operating activities	40,272	74,269	6,648
Investing Activities
Purchases of property and equipment	(6,152)	(2,355)	(1,035)
Purchases of intangible assets	(1,112)	(2,411)	—
Purchases of long-term investments	(5,000)	—	—
Net cash used in investing activities	(12,264)	(4,766)	(1,035)
Financing Activities
Repayment of debt	(20,000)	(17,188)	—
Net proceeds from issuance of common stock	1,298	2,798	488
Minimum tax withholding paid on behalf of employees for restricted stock units	(7,442)	(643)	(475)
Repurchase of common stock	(2,673)	—	—
Net cash provided by (used in) financing activities	(28,817)	(15,033)	13
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(32)	(1,178)	(303)
Increase (decrease) in cash, cash equivalents and restricted cash	(841)	53,292	5,323
Cash, cash equivalents and restricted cash at beginning of period	150,034	96,742	93,117
Cash, cash equivalents and restricted cash at end of period	$149,193	$150,034	$98,440

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2021	December 31, 2020	March 31, 2020
Assets
Current assets:
Cash and cash equivalents	$148,095	$148,901	$98,373
Short-term restricted cash	114	115	10
Accounts receivable, net	87,521	67,442	44,796
Inventory	92,154	97,839	31,088
Prepaid expenses and other current assets	17,096	47,421	6,342
Total current assets	344,980	361,718	180,609
Long-term restricted cash	984	1,018	57
Property and equipment, net	40,787	39,470	15,751
Leased right-of-use assets	24,403	21,886	9,864
Intangible assets, net	191,542	207,266	173,570
Goodwill	302,828	302,828	238,330
Deferred tax assets	85,524	86,065	73,492
Other long-term assets	7,551	2,191	1,752
Total assets	$998,599	$1,022,442	$693,425

Liabilities and stockholders’ equity
Current liabilities	$197,637	$233,661	$62,428
Long-term lease liabilities	22,419	20,862	8,029
Long-term debt	344,116	363,592	207,197
Other long-term liabilities	13,649	13,210	7,614
Stockholders’ equity	420,778	391,117	408,157
Total liabilities and stockholders’ equity	$998,599	$1,022,442	$693,425

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
GAAP gross profit	$111,719	$83,087	$30,762
Stock-based compensation	169	160	148
Performance based equity	82	124	69
Amortization of inventory fair value adjustments	—	18,500	—
Amortization of purchased intangible assets	10,747	10,667	8,581
Non-GAAP gross profit	122,717	112,538	39,560

GAAP R&D expenses	63,166	70,504	25,689
Stock-based compensation	(7,162)	(7,410)	(3,746)
Performance based equity	(4,598)	(6,124)	(1,750)
Acquisition and integration costs	(92)	—	—
Non-GAAP R&D expenses	51,314	56,970	20,193

GAAP SG&A expenses	36,469	36,238	24,632
Stock-based compensation	(5,624)	(6,970)	(2,933)
Performance based equity	(1,890)	(2,991)	(1,136)
Amortization of purchased intangible assets	(6,070)	(6,200)	(5,723)
Acquisition and integration costs	(1,561)	(1,200)	(3,270)
IP litigation costs, net	(11)	(32)	(60)
Non-GAAP SG&A expenses	21,313	18,845	11,510

GAAP impairment losses	—	—	86
Impairment losses	—	—	(86)
Non-GAAP impairment losses	—	—	—

GAAP restructuring expenses	2,166	—	489
Restructuring charges	(2,166)	—	(489)
Non-GAAP restructuring expenses	—	—	—

GAAP income (loss) from operations	9,918	(23,655)	(20,134)
Total non-GAAP adjustments	40,172	60,378	27,991
Non-GAAP income from operations	50,090	36,723	7,857

GAAP and non-GAAP interest and other income (expense), net	(4,310)	(5,148)	(2,071)
Non-recurring interest and other income (expense), net	310	384	—
Non-GAAP interest and other income (expense), net	(4,000)	(4,764)	(2,071)

GAAP income (loss) before income taxes	5,608	(28,803)	(22,205)
Total non-GAAP adjustments	40,482	60,762	27,991
Non-GAAP income before income taxes	46,090	31,959	5,786

GAAP income tax provision (benefit)	1,806	(4,131)	(6,736)
Adjustment for non-cash tax benefits/expenses	959	6,048	7,083
Non-GAAP income tax provision	2,765	1,917	347

GAAP net income (loss)	3,802	(24,672)	(15,469)
Total non-GAAP adjustments before income taxes	40,482	60,762	27,991
Less: total tax adjustments	959	6,048	7,083
Non-GAAP net income	$43,325	$30,042	$5,439

Shares used in computing non-GAAP basic net income per share	74,852	74,335	72,039
Shares used in computing non-GAAP diluted net income per share	78,283	77,926	72,673
Non-GAAP basic net income per share	$0.58	$0.40	$0.08
Non-GAAP diluted net income per share	$0.55	$0.39	$0.07

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
GAAP gross profit	53.4%	42.7%	49.6%
Stock-based compensation	0.1%	0.1%	0.2%
Performance based equity	—%	0.1%	0.1%
Amortization of inventory fair value adjustments	—%	9.5%	—%
Amortization of purchased intangible assets	5.1%	5.5%	13.8%
Non-GAAP gross profit	58.6%	57.8%	63.8%

GAAP R&D expenses	30.2%	36.2%	41.4%
Stock-based compensation	(3.4)%	(3.8)%	(6.0)%
Performance based equity	(2.2)%	(3.2)%	(2.8)%
Acquisition and integration costs	—%	—%	—%
Non-GAAP R&D expenses	24.5%	29.3%	32.6%

GAAP SG&A expenses	17.4%	18.6%	39.7%
Stock-based compensation	(2.7)%	(3.6)%	(4.7)%
Performance based equity	(0.9)%	(1.5)%	(1.8)%
Amortization of purchased intangible assets	(2.9)%	(3.2)%	(9.2)%
Acquisition and integration costs	(0.8)%	(0.6)%	(5.3)%
IP litigation costs, net	—%	—%	(0.1)%
Non-GAAP SG&A expenses	10.2%	9.7%	18.6%

GAAP impairment losses	—%	—%	0.1%
Impairment losses	—%	—%	(0.1)%
Non-GAAP impairment losses	—%	—%	—%

GAAP restructuring expenses	1.0%	—%	0.8%
Restructuring charges	(1.0)%	—%	(0.8)%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP income (loss) from operations	4.7%	(12.2)%	(32.5)%
Total non-GAAP adjustments	19.2%	31.0%	45.1%
Non-GAAP income from operations	23.9%	18.9%	12.7%

GAAP and non-GAAP interest and other income (expense), net	(2.1)%	(2.6)%	(3.3)%
Non-recurring interest and other income (expense), net	0.1%	0.2%	—%
Non-GAAP interest and other income (expense), net	(1.9)%	(2.4)%	(3.3)%

GAAP income (loss) before income taxes	2.7%	(14.8)%	(35.8)%
Total non-GAAP adjustments before income taxes	19.3%	31.2%	45.1%
Non-GAAP income before income taxes	22.0%	16.4%	9.3%

GAAP income tax provision (benefit)	0.9%	(2.1)%	(10.9)%
Adjustment for non-cash tax benefits/expenses	0.5%	3.1%	11.4%
Non-GAAP income tax provision	1.3%	1.0%	0.6%

GAAP net income (loss)	1.8%	(12.7)%	(24.9)%
Total non-GAAP adjustments before income taxes	19.3%	31.2%	45.1%
Less: total tax adjustments	0.5%	3.1%	11.4%
Non-GAAP net income	20.7%	15.4%	8.8%